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EXHIBIT 8 (j)

                             PARTICIPATION AGREEMENT

        THIS AGREEMENT, made and entered into as of the LOTH day of January, 2007 by and among OM Financial Life Insurance Company (hereinafter the "Company"), a life insurance company organized under the laws of Maryland, on its own behalf and on behalf of each separate account of the Company set forth on Schedule B hereto as may be amended from time to time (each an "Account" and, collectively, the "Accounts"), ROYCE CAPITAL FUND (hereinafter the "Fund"), a Delaware business trust, ROYCE & ASSOCIATES, LLC, a Delaware limited liability company (the "Adviser"), and Royce Fund Services, Inc., (the "Distributor").

        WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions ("Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements (the "Participating Insurance Companies") and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter "Qualified Plans"); and

        WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets; and

        WHEREAS, the Fund intends to offer shares of the series set forth on Schedule A (each such series hereinafter referred to as a "Portfolio"), as may be amended from time to time by mutual written agreement of the parties hereto, under this Agreement to the Accounts and the Company; and

        WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC"), dated July 24, 1996 (File No. 812-9988), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of l940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Products separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the "Shared Funding Exemptive Order"); and

        WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

        WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

       WHEREAS, the Adviser manages the Portfolios of the Fund; and


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        WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Contract" and, collectively, the "Contracts") interests under which, if required by applicable law, will be registered under the 1933 Act; and

        WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, to set aside and invest assets attributable to the Contracts; and

        WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act (unless exempt therefrom); and

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund the Contracts, and the Fund intends to sell such shares in the Portfolios to the Accounts at net asset value;

        WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the" 1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

 NOW, THEREFORE, in consideration of their mutual promises, the Company and the Fund agree as follows:
                             ARTICLE 1. Fund Shares

        1.1. The Fund agrees to sell to the Company full and fractional shares of the Portfolios set forth on Schedule A and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee of orders prior to the close of regular trading on the New York Stock Exchange (generally 4:00 p.m. Eastern time) shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day (or such later time as permitted by Section 1.9). Notwithstanding the foregoing, the Company shall use its best efforts to provide the Fund with notice of such orders by 9:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value pursuant to the rules of the SEC, as set forth in the Fund's Prospectus and Statement of Additional Information. The Fund agrees to make the Portfolio shares available continuously for the term of the Agreement for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall calculate such net asset value on each day which the NYSE is open for regular trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

        1.2. The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts to fund Variable Insurance Products and to certain Qualified Plans. No shares of any Portfolio will be sold to the general public.

        1.3. The Fund will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.1, 2.4, 2.9, 3.4 and Article VIII of this Agreement is in effect to govern such sales.

        1.4. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Accounts, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day in accordance with the timing rules described in Section 1.1.

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        1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus to the extent not inconsistent with the terms and conditions of this Agreement. If Company believes that any provisions of the prospectus are inconsistent with the terms and conditions of this Agreement, Company will promptly notify the Fund in writing. The Accounts of the Company, under which amounts may be invested in the Fund, are listed on Schedule.B attached hereto and incorporated herein by reference, as such Schedule B may be amended from time to time by mutual written agreement of all of the parties hereto.

        1.6. The Company will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed. In the event of net purchases, the Company shall pay for Portfolio shares by wiring federal funds to Fund or its designated custodial account (by 2:00 pm EST) on the next Business Day after an order to purchase Portfolio shares is made in accordance with the provisions of Section 1.1 hereof (or such later time as permitted by Section 1.9). In the event of net redemptions, the Fund shall pay the redemption proceeds by wiring federal funds to the Company or its designated custodial account (by 2:00 pm EST) on the next Business Day, after an order to redeem a Portfolio's shares is made in accordance with the provision of Section 1.4 hereof. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Portfolio to dispose of securities or otherwise incur substantial additional costs, and if the Portfolio has determined to settle redemption transactions for all shareholders on a delayed basis, it reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and the Portfolio shall notify in writing the person designated by the Company as the recipient for such notice of such delay promptly; provided, however, that in no event may any delay by Fund in paying redemption proceeds cause Company or any Account to fail to meet its obligations under Section 22(e) of the 1940 Act.

        1.7. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

        1.8. The Fund shall: make the dividends or capital gain distributions per share payable on the Fund's shares available to the Company after the dividends or capital gains are declared by 6:30 p.m. Eastern time and shall furnish same day notice by 7:00 p.m. Eastern time (by wire or telephone, followed by written confirmation) to the Company of any dividends or capital gain distributions per share payable on the Fund's shares. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

        1.9. The Fund shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. In the event that the Fund is unable to meet the 7:00 p.m. time stated immediately above, then the Fund shall provide the Company with additional time to notify the Fund of purchase or redemption orders pursuant to Sections 1.1 and 1.4, respectively, above, and wire net payments for the purchase of Fund shares. Such additional time shall be equal to the additional time that the Fund takes to make the net asset values available to the Company. If the Fund provides the Company or its designee with materially incorrect share net asset value information, the Fund shall make an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of the net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. If such material error results in an overpayment to the Separate Account(s), the Company will use its best efforts to collect such overpayment. If, after such efforts, the Company is not able to recover all such overpayment, the Company will cooperate with the attempts of the Fund and/or Adviser to recover the overpayment. Furthermore, the Adviser shall be liable for the reasonable administrative costs incurred by the Company in relation to the correction of any material error, provided such error is attributable to the Fund or the Adviser. Administrative costs shall include reasonable allocation of staff time, costs of outside service providers, printing and postage. Non-material errors will be corrected in the next Business Day's net asset value per share.

ARTICLE II. Representations and Warranties

        2.1. The Company represents and warrants that the interests of the Contracts are or will be registered and will maintain the registration under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act; that the Contracts will be issued in compliance in all material

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respects with all applicable federal and state laws and regulations. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Maryland insurance law and the regulations thereunder and has registered or, prior to any issuance or sale of the Contracts, will register the registration of each Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act and the regulations thereunder to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding. The Company shall amend its registration statement for its contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts.

        2.2. The Fund and Adviser represent and warrant that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act, duly authorized for issuance in accordance with the laws of the State of Delaware and sold in compliance with all applicable federal and state securities laws and regulations and that the Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required by the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

        2.3 The Fund and the Adviser represent that each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that they will maintain such qualification (under Subchapter M or any successor or similar provision) and that the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that a Portfolio might not so qualify.

        2.4. The Company represents that each Account is and will continue to be a "segregated account" under applicable provisions of the Code and that, provided the provisions of Section 2.3 above and Article VI below are satisfied, each Contract is and will at the time of issuance be treated as a "variable contract" under applicable provisions of the Code and that it will make every effort to maintain such treatments and that it will notify the Fund immediately upon having a reasonable basis for believing that the Account or Contract has ceased to be so treated or that they might not be so treated in the future.

        2.5. The Fund represents that so long as it decides to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-l to finance distribution expenses in accordance with the 1940 Act and any applicable regulations thereunder.

        2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

        2.7. The Fund and the Adviser represent that the Fund is lawfully organized and validly existing under the laws of Delaware and that the Fund does and will comply in all material respects with applicable federal law, including the 1940 Act and any applicable regulations thereunder.

        2.8. The Adviser represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is and shall remain duly registered under all applicable federal securities laws; and it will perform its obligations for the Fund and the Company in compliance in all material respects with the laws and regulations of its state of domicile and any applicable state and federal securities laws and regulations.

        2.9. The Fund represents and warrants that all of its trustees, officers, employees, investment adviser, and other individuals/entities dealing with the money and/or securities of the Fund are and continue to be covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount equal to the greater of $5 million or any amount required by applicable federal or state law or regulation. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company.

        2.10. Pending execution of the Shareholder Information Agreement described in Section 14.11 hereto or until April 16, 2007, whichever is earlier, the Company represents and warrants that it has adopted, and will continue to maintain and implement the market timing policies and procedures described in the Contract prospectus, and will use best efforts to cooperate with and assist the Fund to reduce, discourage or eliminate market timing activity (including without limitation rejecting specific purchase orders) to the extent consistent with the Company's market timing policies and procedures.

        2.11 The Distributor represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is a member in good standing of the NASD and is registered as a broker-dealer under the 1934 Act and will remain duly registered under all applicable federal and state securities laws; it serves as principal underwriter/distributor of the Fund; and it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of New York and any applicable state and federal securities laws.

        2.12. The Company represents and warrants that it will adhere to all applicable anti-money laundering rules and regulations in fulfilling its obligations under this Agreement.

        2.13. The Company, Fund and Adviser agree that all non-public records, information, and data relating to the business of the other (including customer names and information and portfolio holdings information) that are exchanged or negotiated pursuant to this Agreement or in carrying out this Agreement shall remain confidential, and shall not be voluntarily disclosed by any party without the prior written consent of the other parties to this Agreement, except as may be required by law or by such party to carry out this Agreement or an order of a court, governmental agency or regulatory body.


 ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

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        3. 1 (a) At least annually (or in the case of a prospectus supplement, when that supplement is issued), the Fund or its designee shall timely provide the Company with as many printed copies of the current Fund Prospectus and any supplements thereto (describing only the Portfolios) as the Company may reasonably request. If requested by the Company, in addition to providing printed copies of the Fund Prospectus, the Fund shall provide camera-ready film or computer diskettes containing the Fund Prospectus and any supplements thereto (describing only the Portfolios), or shall provide the same electronically in ..pdf format, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Fund Prospectus is amended during the year) to have the prospectus for the Contracts (the "Contract Prospectus") and the Fund Prospectus printed together in one document or separately. The Company may elect to print the Fund Prospectus in combination with other fund companies' prospectuses. For purposes hereof, any combined prospectus including the Fund Prospectus along with the Contract Prospectus or prospectus of other fund companies shall be referred to as a "Combined Prospectus." For purposes hereof, the term "Fund Portion of the Combined Prospectus" shall refer to the percentage of the number of Fund Prospectus pages in the Combined Prospectus in relation to the total number of pages of the Combined Prospectus.

        3.l(b) The Fund shall provide the Company with as many printed copies of the Fund's current statement of additional information and supplements thereto (the "Fund SAI") as the Company may reasonably request. If requested by the Company in addition to providing printed copies of the Fund SAI, the Fund shall provide camera-ready film or computer diskettes containing the Fund SAI, or shall provide the same electronically in .pdf format, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Fund SAI is amended during the year) to have the statement of additional information for the Contracts (the "Contract SAI") and the Fund SAI printed together or separately. The Company may also elect to print the Fund SAI in combination with other fund companies' statements of additional information. For purposes hereof, any combined statement of additional information including the Fund SAI along with the Contract SAI or statement of additional information of other fund companies shall be referred to as a "Combined SAI." For purposes hereof, the term "Fund Portion of the Combined SAI" shall refer to the percentage of the number of Fund SAI pages in the Combined SAI in relation to the total number of pages of the Combined SAI.

        3 .1 (c) The Fund shall provide the Company with as many printed copies of the Fund's annual report and semi-annual report (collectively, the "Fund Reports") as the Company may reasonably request. The Company may also elect to print the Fund Reports in combination with other fund companies' annual reports and semi-annual reports. For purposes hereof, any combined annual reports and semi-annual reports including the Fund Reports along with annual reports and semiannual reports of other fund companies shall be referred to as "Combined Reports." For purposes hereof, the term "Fund Portion of the Combined Reports" shall refer to the percentage of the number of Fund Reports pages in the Combined Reports in relation to the total number or pages of the Combined Reports.

        3.l(d) The Fund shall provide the Company with copies of the Fund's proxy material, and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably request.


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

        3.2 EXPENSES

        3.2(a) EXPENSES BORNE BV COMPANY. Except as otherwise provided in this
Section 3.2., all expenses of setting in type and printing and distributing (i) Contract Prospectuses, Fund Prospectuses, and Combined Prospectuses; (ii) Fund SAIs, Contract SAIs, and Combined SAIs; (iii) Fund Reports, Contract Reports, and Combined Reports, and (iv) Contract proxy material that the Company may require in sufficient quantity to be sent to Participants, shall be the expense of the Company.

        3.2(b) EXPENSES BORNE BY FUND FUND PROSPECTUSES
 At least annually (or in the case of a prospectus supplement, when that supplement is issued), the Fund, at its expense, will timely provide the Company with as many copies of the current Fund prospectus (describing only the Portfolios and any supplements thereto as the Company may reasonably request for distribution to Participants. The Fund shall pay the cost of preparing, setting in type and printing Fund prospectuses made available by the Company to existing Participants. In the event the Company elects to prepare a Combined Prospectus, the Fund shall pay the cost of setting in type and printing the Fund portion of the Combined Prospectus made available by the Company to its existing Participants in order to update disclosure as required by the 1933 Act and/or the 1940 Act. In such event, the Fund shall bear the cost of typesetting to provide the Fund Prospectus to the Company in the format in which the Fund is accustomed to formatting prospectus. Notwithstanding the foregoing, in no event shall the Fund pay for any such costs that exceed by more than five (5) percent what the Fund would have paid to print such documents. Fund will, upon request, provide the Company with a copy of the Fund's prospectus through electronic means to facilitate the Company's efforts to provide Fund prospectuses via electronic delivery, in which case the Fund agrees to pay its proportionate share of reasonable expenses related to the required disclosure of information concerning the Fund. The Fund shall not pay any costs of printing the Fund Prospectus (or Combined Prospectus, if applicable) to prospective Participants.

       FUND SAIS. FUND REPORTS. PROXY MATERIAL AND OTHER COMMUNICATIONS

        The Fund, at its expense, will provide the Company or its mailing agent with copies of its Statement of Additional Information ("SAI"), Fund proxy material, if any, reports to shareholders/Participants and other permissible Fund communications to Participants in such quantity as the Company will reasonably require for distribution to Participants. The Fund shall pay the cost of preparing, setting in type and printing Fund SAIs, Fund reports and Fund proxy material and other permissible Fund communications made available by the Company to its existing Participants. With respect to existing Participants, in the event the Company elects to prepare a Combined SAI or Combined Reports, the Fund shall pay the cost of setting in type and printing the Fund portion of the Combined SAI or Combined Reports, respectively, made available by the Company to its existing Participants. In such event, the Fund shall bear the cost of typesetting to provide the Fund SAI or Fund Reports to the Company in the format in which the Fund is accustomed to formatting statements of additional information and annual and semi-annual reports. Notwithstanding the foregoing, in no event shall the Fund pay for any such costs that exceed by more than five
(5) percent what the Fund would have paid to print such documents. Fund will, upon request, provide the Company with a copy of the Fund's SAI, proxy material, reports and other communications through electronic means and such other reasonable assistance to facilitate the Company's efforts to provide such documents via electronic delivery.

        The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than as described above.

        3.3. The Fund SAI shall be obtainable from the Fund, the Company or such other person as the Fund may designate.

        3.4. If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Participants to whom voting privileges are required to be extended and shall:

                        (i) solicit voting instructions from Contract owners;
                        (ii) vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract owners; and
                        (iii) vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares of such Portfolio for which instructions have been received from the Company's Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

        3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

        4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund, the Adviser or Distributor is named, at least ten Business Days prior to its use. No such material shall be used if the Fund, the Adviser, the Distributor or their designee reasonably objects to such use within five Business Days after receipt of such material.

        4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or the Fund Prospectus or Fund SAI, as such registration statement or Fund Prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material provided by or approved in writing by the Fund or its designee, except with the written permission of the Fund or its designee.

        4.3. The Fund, Adviser or Distributor or its respective designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account(s) are named at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

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

        4.4. The Fund, the Adviser and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus or SAI for the Contracts, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in published reports or solicitations for voting instructions for each Account which are in the public domain or approved by the Company for distribution to Participants, or in sales literature or other promotional material provided by or approved in writing by the Company or its designee, except with the written permission of the Company or its designee.

        4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

       4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or Contract contemporaneously with the filing of such document with the SEC or other regulatory authorities (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Fund will be provided).
         4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.
         4.8 The Fund and Adviser will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus or statement of additional information for any Account. The Fund and Adviser will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Fund and Adviser will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.
                              ARTICLE V. [Reserved]
                           ARTICLE VI. Diversification

        6.1. The Fund and Adviser represent that each Portfolio will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations and any official interpretations by the IRS with respect thereto. In the event a Portfolio ceases to so qualify, the Adviser will (a) notify the Company of such breach no later than 10 business days after the close of the calendar quarter and (b) exercise its best efforts to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Regulation 817-5.

                              ARTICLE VII. Expenses

       7.1. The Fund will pay no fee or other compensation to the Company under this Agreement, except as provided below: (a) if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-l under the 1940 Act to finance distribution and shareholder servicing expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund's distributor may make payments to the Company or to the underwriter for the Contracts if and in such amounts agreed to by the Fund and/or its distributor in writing; (b) the Fund and/or its distributor may pay fees to the Company for administrative services provided to Contract owners that are not primarily intended to result in the sale of shares of the Portfolio or of underlying Contracts.

        7.2. Except as otherwise provided in this Agreement, all expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. All shares of the Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares, including without limitation, the preparation of and filing with the SEC of Forms N -CSR and N-SAR and Rule 24f-2 Notices and payment of all applicable registration or filing fees with respect to shares of the Fund; preparation and filing of the Fund's prospectus, SAI and registration statement, proxy materials and reports; typesetting and printing the Fund's prospectus, SAI and proxy material (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required to be provided by the Fund to its shareholders by any federal or state law.

                        ARTICLE VIII. Potential Conflicts

        8.1. The Fund agrees that the Board, constituted with a majority of disinterested directors, will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; ( c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

        8.2. The Company will report any potential or existing material irreconcilable conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board as it may reasonably request with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

        8.3. If it is determined by a majority of the Board, including a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance policy owners, or variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

        8.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote and, the Board, including a majority of the disinterested directors, determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

        8.5. For purposes of Sections 8.3 and 8.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 8.3 or 8.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.

        8.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

        8.7 The Company and the Adviser shall at least annually submit to the Board of the Fund such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

                           ARTICLE IX. Indemnification

        9.1. INDEMNIFICATION BV THE COMPANY

        9.1(a) The Company agrees to indemnify and hold harmless the Fund and each member of its Board and officers, and the Adviser and each director and officer of the Adviser, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in-respect thereof) or settlements are related to the sale, acquisition or holding of the Fund's shares or the Contracts and:

             (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Fund or its designee for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

             (ii) arise out of or as a result of any statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or its designee or persons under its control and other than statements or representations authorized in writing by the Fund or the Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

             (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of the Company; or

             (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

             (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

        9. I (b). Notwithstanding Section 9. I (a) above, the Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

        9.I(c). Notwithstanding Section 9.I(a) above, the Company (the "Indemnifying Party" for purposes of this Section 9.1 (c)) shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article IX, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such Party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses under this Agreement and the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

        9.1 (d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

        9.2. INDEMNIFICATION BY THE ADVISER AND DISTRIBUTOR

       9.2(a). The Adviser and Distributor each agree, jointly and severally to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 9.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition or holding of the Fund's shares or the Contracts or operation of the Adviser or the Fund and:

                (i) arise out of or are based upon any untrue statement or alleged untrue statement of any materialo fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

                (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control and other than statements or representations authorized in writing by the Company) or unlawful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

                (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser; or

                (iv) arise as a result of any failure by the Fund, the Adviser or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Adviser or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, the Adviser or the Distributor; including without limitation any failure by the Fund or the Adviser to comply with the conditions of Article VI hereof; and including without limitation any failure by the Fund or any Portfolio to comply with Section 2.3 hereof.

                (vi) arise out of incorrect or untimely calculation and/or reporting of a Portfolio's daily net asset value, dividend rate or capital gain distribution rate of a Portfolio;

        Without in any way limiting or restricting any other remedies available to the Company, the Adviser and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Section 2.3 and Article VI of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure.

        9.2(b). Notwithstanding Section 9.2(a) above, the Adviser and Distributor (the "Indemnifying Parties," for purposes of Sections 9.2(a), (b) and (c>> shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

        9.2(c). Notwithstanding Section 9.2(a) above, the Indemnifying Parties shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

        9.2( d). The Indemnified Parties will promptly notify the Fund, Adviser and Distributor of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Contracts with respect to the operation of each Account, or the sale or acquisition of shares of the Fund.

        9.3 A successor by law of any Party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

                            ARTICLE X. Applicable Law

         10.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of New York without reference to its conflicts of law provisions.

         10.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
                             ARTICLE XI. Termination

        11.1. This Agreement shall continue in full force and effect until the first to occur of:

        (a) termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

        (b) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Fund makes available a sufficient number of shares to reasonably meet the requirements of the Account within said ten (10) day period; or

        (c) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. The terminating party shall give prompt notice to the other parties of its decision to terminate; or

        (d) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Portfolio may fail to so qualify; or

        (e) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Section 2.3 and Article VI hereof; or

        (f) termination by either the Fund or the Adviser by written notice to the Company if the Adviser or the Fund shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and as a result ability to perform obligations under this Agreement is materially impaired, provided that the Fund or the Adviser will give the Company sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Fund or the Adviser shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

        (g) termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser (with respect to the appropriate Portfolio) has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; provided that the Company will give the Fund or Adviser sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Fund or Adviser and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

        (h) termination by the Company in the event that formal administrative proceedings are instituted against the Fund, Adviser or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Adviser to perform its obligations under this Agreement; or

        (i) termination by any party upon the other party's breach of any material representation in Section 2 or any material provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within 60 (60) days after written notice of such breach is delivered to the Fund or the Company, as the case may be; or

        (j) termination by the Company, upon any substitution of the shares of another investment company or series thereof for shares of Fund in accordance with the terms of the Contracts, provided that Company has given at least forty-five (45) days prior written notice to Fund and Distributor of the date of substitution;

        (k) termination by the Fund or the Adviser by written notice to the Company in the event an Account or Contract is not registered or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.4; provided that the Fund or the Adviser will give the Company sixty (60) days' advance written notice prior to termination.

        11.2. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Fund, the Adviser and the Distributor shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") unless such further sale of Fund shares is proscribed by law, regulation or applicable regulatory body, or unless the Fund determines that liquidation of the Portfolio(s) following termination ofthis Agreement is in the best interests of the Portfolios and its shareholders Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Portfolios, redemption of investments in the Portfolios and/or investment in the Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 11.2 shall not apply to any terminations under Article VIII and the effect of such Article VIII terminations shall be governed by Article VIII of this Agreement.

        11.3. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as permitted by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Adviser) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.

        11.4. Notwithstanding any termination of this Agreement pursuant to
Article XI hereof, all rights and obligations arising under Article IX of this Agreement shall survive. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                              ARTICLE XII. Notices

        Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                      If to the Fund:
                      Royce Capital Fund
                      1414 A venue of the
                      Americas New York, New
                      York 10019 Attention:
                      John D. Diederich

                      If to the Adviser:
                      Royce & Associates, LLC
                      1414 Avenue of the
                      Americas New York, New
                      York 10019 Attention:
                      John D. Diederich

                      If to the Company:
                      OM Financial Life Insurance
                      Company 1001 Fleet Street - 6th
                      Floor
                      Baltimore, Maryland 21202
                      Attn: Securities Counsel

                        ARTICLE XIII. Foreign Tax Credits
       The Fund and the Adviser agree to consult with the Company concerning whether any Portfolio of the Fund qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.

                           ARTICLE XIV. Miscellaneous

        14.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

        14.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

        14.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

        14.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

        14.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

        14.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

        14.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

        14.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; .

        14.9 The schedules to this Agreement (each a "Schedule," collectively, the "Schedules") form an integral part hereof and are incorporated herein by reference. The parties to this Agreement may agree in writing to amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments.

        14.10 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

        14.11 The parties have entered into or shall enter in to an Shareholder Information Agreement as required by Rule 22c-2 under 1940 Act in connection with the Contracts. This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.

        14.12 At the request of the Fund, the Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

        (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year; and

        (b) if prepared, and made publicly available in the ordinary course of business, the Company's June 30th quarterly statements (stal\ltory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each semi-annual period;

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.


          OM FINANCIAL LIFE INSURANCE COMPANY
           on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from time to time.


1. By: Michael A. McGrath Title: SVP, General
   Counsel & Secretary



2. By: ROYCE & ASSOCIATES, LLC
   Name: John D. Diederich
   Title: Chief Operating Officer


 ROYCE CAPITAL FUND
       By:
       Name:  John D. Diederich
       TITLE: VICE PRESIDENT

                                   SCHEDULE A
              PORTFOLIOS OF ROYCE CAPITAL FUND FUNDS AVAILABLE FOR
          PURCHASE BY Old Mutual Financial Network Separate Account VA
                    Royce Capital Fund - Micro-Cap Portfolio
                    Royce Capital Fund - Small-Cap Portfolio

                                   SCHEDULE B
                        SEPARATE ACCOUNTS AND CONTRACTS
 SEPARATE ACCOUNT
 Old Mutual Financial Network Separate Account VA
 CONTRACTS
 Beacon Navigator variable annuity

                                   SCHEDULE C
                            PROXY VOTING PROCEDURES

  The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

        1. The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

        2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date. Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

        3. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

                        a.      name (legal name as found on account
                                registration)
                        b.      address
                        c.      fund or account number
                        d.      coding to state number of units
                        e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

 (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

        4. During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

                a.      Voting Instruction Card(s)
                b.      One proxy notice and statement (one document)
                c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
                d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
                e. Cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund.

        5. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents ofthe mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

        6.      Package mailed by the Company.
        * The Fund must allow at least a I5-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

        7. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

                Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

        8. Signatures on Card checked against legal name on account registration which was printed on the Card. Note: For example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

        9. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

        10. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit ofthat vote should occur. This may entail a recount.

        11. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of SHARES.) The Fund must review and approve tabulation format.

        12. Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

        13. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

        14. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

        15. All approvals and "signing-off may be done orally, but must always be followed up in writing.